 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-254588
PROSPECTUS SUPPLEMENT
(To the Prospectus dated April 14, 2021)
BRAEMAR HOTELS & RESORTS INC.
Up to $35,000,000 of Shares of Common Stock
This prospectus supplement relates to the issuance and sale of up to $35,000,000 of shares of our common stock (the “Purchase Shares”), that we may sell to Lincoln Park Capital Fund, LLC, or Lincoln Park, from time to time pursuant to the purchase agreement, dated as of April 21, 2021, or the Purchase Agreement, that we have entered into with Lincoln Park, inclusive of the 15,000 shares of our common stock being issued to Lincoln Park as commitment shares under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public. See “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.
The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in connection with the issuance of the shares of our common stock. See “Plan of Distribution.”
Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “BHR.” On April 16, 2021, the last reported sale price of our common stock was $5.72 per share.
Investing in our securities involves a high degree of risk. You should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 21, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated April 14, 2021, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (“SEC”), or the SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Lincoln Park have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Lincoln Park is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, the accompanying prospectus and the document incorporated herein and therein may contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein. Accordingly, you should not place undue reliance on this information.
When we refer to “Braemar,” the “Company,” “we,” “our” and “us” or other similar terms in this prospectus, we mean Braemar Hotels & Resorts Inc. and its consolidated subsidiaries (taken as a whole), unless we state otherwise or the context indicates otherwise. When we refer to “you,” we mean the potential purchasers of the securities offered hereby.
“Braemar,” the Braemar logo and other trademarks, service marks, and trade names of Braemar are registered and unregistered marks of Baemar Hotels & Resorts Inc. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in other parts of this prospectus supplement and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in the common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to buy shares of our common stock.
Business Overview
We are an externally-advised Maryland corporation formed in 2013 that invests primarily in high revenue per available room (“RevPAR”) luxury hotels and resorts. High RevPAR, for purposes of our investment strategy, means RevPAR of at least twice the then-current U.S. national average RevPAR for all hotels as determined by Smith Travel Research. Two times the U.S. national average RevPAR was $91 for the year ended December 31, 2020. We have elected to be taxed as a REIT under the Code beginning in the year ended December 31, 2013. We conduct our business and own substantially all of our assets through our operating partnership, Braemar Hospitality Limited Partnership (“Braemar OP”).
We operate in the direct hotel investment segment of the lodging industry. As of March 31, 2021, we owned interests in thirteen hotel properties in six states, the District of Columbia and St. Thomas, U.S. Virgin Islands with 3,722 total rooms, or 3,487 net rooms, excluding those attributable to our joint venture partner. The hotel properties in our current portfolio are predominantly located in U.S. urban and resort locations with favorable growth characteristics resulting from multiple demand generators. We own eleven of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated joint venture entity.
We are advised by Ashford Hospitality Advisors LLC (“Ashford LLC”), a subsidiary of Ashford Inc., through an advisory agreement. All of the hotel properties in our portfolio are currently asset-managed by Ashford LLC. Asset management functions include acquisition, renovation, financing and disposition of assets, operational accountability of managers, budget review, capital expenditures and property-level strategies as compared to the day-to-day management of our hotel properties, which is performed by our hotel managers. We do not have any employees. All of the advisory services that might be provided by employees are provided to us by Ashford LLC.
We do not operate any of our hotel properties directly; instead we employ hotel management companies to operate them for us under management contracts. On November 6, 2019, Ashford Inc. completed its acquisition of Remington Lodging & Hospitality, LLC’s (“Remington Hotels”) hotel management business from Mr. Monty J. Bennett, chairman of our board of directors, and Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust. Remington Hotels, a subsidiary of Ashford Inc. after November 6, 2019, manages three of our thirteen hotel properties. Third-party management companies manage the remaining hotel properties.
Ashford Inc. also provides other products and services to us or our hotel properties through certain entities in which Ashford Inc. has an ownership interest. These products and services include, but are not limited to project management services, debt placement and related services, audio visual services, real estate advisory services, insurance claims services, hypoallergenic premium rooms, watersport activities, travel/transportation services, mobile key technology and broker-dealer services.
Risk Factors
Our operations and financial results are subject to various risks and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described below under “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included elsewhere in this prospectus supplement and the accompanying prospectus, the risk factors described under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on

Form 10-Q and subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated herein by reference, any of which could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.
Our Corporate Information
Our principal executive offices are located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.bhrreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING
Common stock offered by the Company
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265,957 shares of our common stock to be purchased by Lincoln Park on the date of this prospectus supplement, or the Initial Purchase, at a purchase price of $5.64 per share for total gross proceeds of $1.5 million; and

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up to $33.5 million of shares of common stock that we may sell to Lincoln Park after the Initial Purchase, from time to time at our sole discretion over the next 24 months in accordance with the Purchase Agreement (which shall be reduced by 15,000 shares of our common stock to be issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, or the Commitment Shares). We will not receive any cash proceeds from the issuance of these Commitment Shares.

Common stock to be outstanding after this offering
50,608,954 shares, assuming sale of 6,118,881 shares at a price of $5.72 per share, which was the closing price of our common stock on the NYSE on April 16, 2021, and including the 15,000 shares of our common stock being issued to Lincoln Park as Commitment Shares. The actual number of shares issued will vary depending on the sales prices in this offering, but will not be greater than, 8,893,565 shares representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, in accordance with applicable rules of the NYSE.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the common stock. See “Use of Proceeds” on page S-9.
NYSE Symbol
“BHR”.
Risk Factors
Investing in our securities involves a high degree of risk and purchasers of our common stock may lose their entire investment. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement before deciding to invest in our securities.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase shares of our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties set forth below and those described in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained in or incorporated by reference into this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Exchange Act. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition and prospects, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.
Risks Related to this Offering
The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock by Lincoln Park that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of our common stock to decrease.
On April 21, 2021, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $35.0 million of our common stock. As consideration for the execution of the Purchase Agreement, we are issuing 15,000 Commitment Shares to Lincoln Park as a fee for its commitment to purchase shares of our Common stock under the Purchase Agreement. Lincoln Park also made an initial purchase of $1.5 million of our common stock on the date of this prospectus supplement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our sole discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the trading price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
Management will have broad discretion as to the use of the net proceeds from this offering and may not use the proceeds effectively.
We currently anticipate that the net proceeds from this offering will be used for general corporate purposes. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree, and the proceeds may not be invested in a manner that yields a favorable or any return.
The terms of the Purchase Agreement limit the amount of share of common stock we may issue to Lincoln Park, which may have an adverse effect on our liquidity.
The Purchase Agreement includes restrictions on our ability to sell shares of our common stock to Lincoln Park, including, subject to specified limitations, (x) if a sale would cause us to issue, in the aggregate, a number of shares greater than 19.99% of our outstanding common stock immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, or (y) if a sale would cause Lincoln Park and its affiliates to beneficially own more than 4.99% of our issued and outstanding common stock, or the Beneficial Ownership Cap. Accordingly, we cannot guarantee that we will be able to sell all $35.0 million of shares of common stock in this offering. If we cannot sell the full amount of the shares that Lincoln Park has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.
We did not pay dividends on our common stock in fiscal year 2020 and do not expect to pay dividends on our common stock for the foreseeable future, and we may not pay dividends on our preferred stock in the future.
We did not pay dividends on our common stock in fiscal year 2020 and do not expect to pay dividends on our common stock for the foreseeable future, and we may not pay dividends on our preferred stock in the future, particularly in light of the downturn in our business occasioned by the COVID-19 pandemic and the demands of our property-level lenders. Our board of directors decides each quarter whether to pay dividends on our common or preferred stock, based on a variety of factors deemed relevant by our directors, including the current business environment, overall funding levels, other contractual obligations and expected future business conditions. If we continue to fail to pay dividends on our common stock, the market price of our common stock will likely be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein contain forward-looking statements that are subject to various risks and uncertainties. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:
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the impact of COVID-19 and numerous governmental travel restrictions and other orders on our business, including one or more possible recurrence of COVID-19 cases causing state and local governments to reinstate travel restrictions;

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our business and investment strategy;

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our projected operating results and dividend rates;

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our ability to obtain future financing arrangements or restructure existing property level indebtedness;

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our understanding of our competition;

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market trends;

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projected capital expenditures;

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anticipated acquisitions or dispositions; and

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our expected use of the net proceeds to us from this offering; and

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the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Factors that could have a material adverse effect on our forward-looking statements include, but are not limited to:
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factors referenced, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, under the sections captioned “Item 1. Business,” “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as updated in our subsequent Quarterly Reports on Form 10-Q or other reports we may subsequently file with the SEC;

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adverse effects of the COVID-19 pandemic, including a significant reduction in business and personal travel and travel restrictions in regions where our hotels are located, and one or more possible recurrences of COVID-19 cases causing a further reduction in business and personal travel and potential reinstatement of travel restrictions by state or local governments;

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our ability to raise sufficient capital and/or take other actions to improve our liquidity position or otherwise meet our liquidity requirements;

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actions by our lenders to accelerate loan balances and foreclose on the hotel properties that are security for our loans if we are unable to make debt service payments or satisfy our other obligations under the forbearance agreements;

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general volatility of the capital markets and the market price of our common and preferred stock;

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general business and economic conditions affecting the lodging and travel industry;

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changes in our business or investment strategy;

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availability, terms and deployment of capital;

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unanticipated increases in financing and other costs, including a rise in interest rates;

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availability of qualified personnel to our advisor;

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changes in our industry and the market in which we operate, interest rates, or local economic conditions;

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the degree and nature of our competition;

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actual and potential conflicts of interest with Ashford Trust, Ashford Inc. and its subsidiaries (including Ashford LLC, Remington Hotels and Premier Project Management LLC (“Premier”)) and our executive officers and our non-independent director;

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changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

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changes in governmental regulations, accounting rules, tax rates and similar matters;

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our ability to implement effective internal controls to address the material weakness identified in this report;

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the timing or outcome of the SEC investigation (see Risk Factors — “We face risks related to an ongoing Securities and Exchange Commission investigation” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by us in future filings with the SEC);

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legislative and regulatory changes, including changes to the Code and related rules, regulations and interpretations governing the taxation of REITs; and

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limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes.

USE OF PROCEEDS
We may receive up to $35.0 million in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will be up to $34.9 million over up to an approximately 24-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and after other estimated fees and expenses. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Initial Shares, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds beyond the $1.5 million from the Initial Purchase under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.
We expect to use the net proceeds from the sale of the shares of our common stock for general corporate purposes, which may include acquisitions of additional properties or hospitality-related securities, as suitable opportunities arise, the origination or acquisition of hotel debt, the joint venture of hotel investments, the repayment of outstanding indebtedness, the repurchase of our outstanding equity securities, capital expenditures, the expansion, redevelopment or improvement of properties in our portfolio, working capital and other general purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement. Aside from the Commitment Shares which were issued upon the signing of the Purchase Agreement, it is possible that no shares of our Common Stock will be issued under the Purchase Agreement.

LINCOLN PARK TRANSACTION
General
On April 21, 2021, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on April 21, 2021, we also entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and accompanying prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $35,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares issuable to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the date of this prospectus, we are issuing 15,000 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement (such shares shall be multiplied by the closing sale price of our common stock on the NYSE on the date of the Purchase Agreement and shall reduce the full available amount pursuant to the Purchase Agreement). Pursuant to the terms of the Purchase Agreement, on the date of this prospectus, Lincoln Park is purchasing 265,957 shares as an Initial Purchase under the Purchase Agreement.
We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
Under applicable rules of the NYSE, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock in excess of 8,893,565 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the NYSE.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding the Beneficial Ownership Cap of 4.99% of the then issued and outstanding shares of common stock.
Purchase of Shares Under the Purchase Agreement
Regular Purchases
Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 25,000 shares of our common stock on such business day (or the purchase date), which we refer to as a Regular Purchase, provided, however, that Lincoln Park’s commitment under each Regular Purchase cannot exceed $2,000,000 unless waived by Lincoln Park. The parties may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Regular Purchase. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day.
The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.
The purchase price per share for each such Regular Purchase will be equal to 94% of the lesser of:
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the lowest sale price for our common stock on the NYSE during the purchase date of such shares; or

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the average of the three lowest closing sale prices for our common stock on the NYSE during the 10 consecutive business days prior to the purchase date of such shares.

We also have the right to direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:
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300% of the number of shares to be purchased pursuant to such Regular Purchase; and

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20% of the total volume of shares of our common stock traded on the NYSE during the Accelerated Purchase period.

The purchase price per share for each such Accelerated Purchase will be equal to 94% of the lesser of:
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the volume-weighted average price of our common stock on the NYSE during the applicable Accelerated Purchase period on the applicable Accelerated Purchase date; and

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the closing sale price of our common stock on the applicable Accelerated Purchase date.

The parties may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Accelerated Purchase.
Additional Accelerated Purchases
We also have the right to direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:
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300% of the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

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20% of the total volume of shares of our common stock traded on the NYSE during the Additional Accelerated Purchase period.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.
The purchase price per share for each such Additional Accelerated Purchase will be equal to 94% of the lower of:
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the volume-weighted average price of our common stock on the NYSE during the applicable Additional Accelerated Purchase period on the applicable Additional Accelerated Purchase date; and

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the closing sale price of our common stock on the NYSE on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.
Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Events of Default
Events of default under the Purchase Agreement include the following:
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the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order by the SEC), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after Lincoln Park has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede the shelf registration statement with another registration statement, including (without limitation) when the registration statement is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded (or terminated) registration statement that have not theretofore been sold to Lincoln Park are included in the superseding (or new) registration statement);
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suspension by the principal market of our common stock from trading for a period of one business day;

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the de-listing of our common stock from the NYSE, our principal market, unless our common stock is immediately thereafter trading on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTC Markets (or any other comparable market);

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the failure for any reason by our transfer agent to issue Purchase Shares to Lincoln Park within one business day after any purchase date, or Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such Purchase Shares;

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any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days after written notice thereof;

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our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems or if we fail to maintain the service of our transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under the Purchase Agreement;

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if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of the NYSE, to the extent applicable; or

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any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we are not permitted to direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one business day notice to Lincoln Park to terminate the Purchase Agreement.
No Short-Selling or Hedging by Lincoln Park
Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
Limitation on Financings
Pursuant to the Purchase Agreement, we are limited in our ability to enter into any “equity line” or similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of our common stock at the time of such purchase with a person or entity previously identified by Lincoln Park until the earlier of (i) the first day of the month immediately following the 24 month anniversary of the commencement date or (ii) the date on which we direct Lincoln Park to purchase the full available amount pursuant to the Purchase Agreement and Lincoln Park has received shares of our common stock representing the full available amount.
Effect of Performance of the Purchase Agreement on our Stockholders
All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 24 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $35,000,000 of our common stock, inclusive of the 15,000 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the Beneficial Ownership Cap.
The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:
Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds from the Sale of Shares to Lincoln Park Under the $35 Million Purchase Agreement
$5.00	7,000,000	13.6%	$35,000,000
$5.50	6,363,636	12.5%	$35,000,000
$5.72(3)	6,118,881	12.1%	$35,000,000
$6.00	5,833,333	11.6%	$35,000,000
$6.50	5,384,615	10.8%	$35,000,000

(1)
Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $35,000,000, if available, while giving effect to the Exchange Cap and without regard for the Beneficial Ownership Cap, and without giving effect to the issuance of 15,000 Commitment Shares.

(2)
The denominator is based on 44,454,040 shares outstanding as of April 16, 2021 adjusted to include the issuance of (i) 15,000 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and (ii) the number of shares set forth in the adjacent column that we would have sold to Lincoln Park, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(3)
The closing sale price of our common stock on the NYSE on April 16, 2021.

PLAN OF DISTRIBUTION
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $35.0 million in shares of our common stock, inclusive of the 15,000 shares of our common stock being issued to Lincoln Park as Commitment Shares pursuant to the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.
We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in amounts up to 25,000 shares on any single business day from and after the date of this prospectus supplement, which share amounts and related market prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and/or “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction — Purchase of Shares Under the Purchase Agreement.”
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered. The Company has agreed to reimburse Lincoln Park for certain of its expenses in connection with the offering.
Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.
This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park.
Our common stock is listed on the NYSE under the symbol “BHR.” Our transfer agent is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150, Royall Street, Canton, Massachusetts 02021.

LEGAL MATTERS
The validity of the shares of common stock offered hereby is being passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Cadwalader, Wickersham & Taft LLP will rely on the opinion of Hogan Lovells US LLP as to all matters of Maryland law. K&L Gates, LLP, Miami, Florida is counsel for Lincoln Park in connection with this offering.
EXPERTS
The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered hereby. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.
In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.bhrreit.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC.
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Our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 5, 2021;

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Our Definitive Proxy Statement on Schedule 14A, filed on March 30, 2021;

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Our Current Reports on Form 8-K filed on January 26, 2021, February 4, 2021, February 22, 2021, March 19, 2021 and April 2, 2021;

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the description of our common stock included in our Current Report on Form 8-K, filed on January 21, 2014;

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the description of the Series B Preferred Stock contained in our registration statement on Form 8-A, filed on April 29, 2016, including any amendments and reports filed for the purpose of updating such description; and

•
the description of the Series D Preferred Stock contained in our registration statement on Form 8-A, filed on November 20, 2018, including any amendments and reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Braemar Hotels & Resorts Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
Attention: Robert G. Haiman
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

 Filed pursuant to Rule 424(b)(3)
 Registration No. 333-254588
PROSPECTUS
$300,000,000
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
DEBT SECURITIES
RIGHTS
UNITS
This prospectus relates to common stock, preferred stock, depositary shares, warrants, debt securities, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $300,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a real estate investment trust, or REIT.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “BHR.”
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 for information regarding risks associated with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is April 14, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as the information incorporated in this prospectus or the accompanying prospectus supplement by reference. See “Incorporation of Certain Information by Reference.” Any information in any accompanying prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement.
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is correct on any date after the date of the prospectus even though this prospectus is delivered or securities are sold pursuant to the prospectus at a later date. Since the date of this prospectus, our business, financial condition, results of operations or prospects may have changed.
This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Marriott International®, Hilton Worldwide®, Sofitel® and Accor®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer of the shares described herein. In addition none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered hereby.
When used in this prospectus, the terms “our company,” “we,” “us,” “our” or “Braemar” refer to Braemar Hotels & Resorts Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Braemar Hospitality Limited Partnership, a Delaware limited partnership, which we refer to as “our operating partnership” or “Braemar OP.” Additionally, other terms that we use throughout this prospectus are defined as follows:
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“ADR” means average daily rate and is calculated by dividing total hotel rooms revenues by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. We use ADR to assess the pricing levels that we are able to generate.

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“Amended Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Braemar OP, dated March 7, 2017, as amended.

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“Ashford Advisor” means Ashford Hospitality Advisors LLC, a Delaware limited liability company and a wholly-owned subsidiary of Ashford Inc.

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“Ashford Trust” means Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited Partnership, a Delaware limited partnership and Ashford Trust’s operating partnership, which we refer to as “Ashford Trust OP.”

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“Gateway market” means, with respect to U.S. markets, any of the 20 most populous metropolitan statistical areas, as estimated by the United States Census Bureau and delineated by the U.S. Office of Management and Budget. With respect to foreign markets, a gateway market means an area that is a general destination or in close proximity to a major transportation hub or business center, such that it serves as a significant entry or departure point to a foreign country or region of a foreign country for business or leisure travelers.
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“High RevPAR,” for purposes of our investment strategy, means RevPAR (as defined below) of at least twice the then current U.S. average RevPAR for all hotels as determined by Smith Travel Research (i.e., anticipated RevPAR of at least $91 for the year ended December 31, 2020).

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“Occupancy” means the total number of hotel rooms sold in a given period divided by the total number of rooms available. Occupancy measures the utilization of our hotels’ available capacity. We use occupancy to measure demand at a specific hotel or group of hotels in a given period.

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“Our TRSs” refers to our taxable REIT subsidiaries, including Ashford Prime TRS Corporation, a Delaware corporation, which we refer to as “Ashford Prime TRS,” and its subsidiaries, together with the two taxable REIT subsidiaries that lease our two hotels held in a consolidated joint venture and are wholly owned by the joint venture.

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“REIT” means real estate investment trust, as defined in Section 856(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

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“Remington” means Remington Lodging & Hospitality, LLC, a Delaware limited liability company and a hotel management company that is owned by Ashford Inc.

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“RevPAR” means revenue per available room and is calculated by multiplying ADR by the average daily occupancy. RevPAR is one of the commonly used measures within the hotel industry to evaluate hotel operations. RevPAR does not include revenues from food and beverage sales, parking, telephone or other non-rooms revenues generated by the property. Although RevPAR does not include these ancillary revenues, it is generally considered the leading indicator of core revenues for many hotels. We also use RevPAR to compare the results of our hotels between periods and to analyze results of our comparable hotels (comparable hotels represent hotels we have owned for the entire period).

References to websites included in this prospectus are intended to be inactive textual references only, and the information on such websites is not incorporated by reference into this prospectus.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein contain forward-looking statements that are subject to various risks and uncertainties. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:
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the impact of COVID-19 and numerous governmental travel restrictions and other orders on our business, including one or more possible recurrence of COVID-19 cases causing state and local governments to reinstate travel restrictions;

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our business and investment strategy;

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our projected operating results and dividend rates;

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our ability to obtain future financing arrangements or restructure existing property level indebtedness;

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our understanding of our competition;

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market trends;

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projected capital expenditures;

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anticipated acquisitions or dispositions; and

•
the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Factors that could have a material adverse effect on our forward-looking statements include, but are not limited to:
•
factors referenced, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, under the sections captioned “Item 1. Business,” “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as updated in our subsequent Quarterly Reports on Form 10-Q or other reports we may subsequently file with the SEC;

•
adverse effects of the COVID-19 pandemic, including a significant reduction in business and personal travel and travel restrictions in regions where our hotels are located, and one or more possible recurrences of COVID-19 cases causing a further reduction in business and personal travel and potential reinstatement of travel restrictions by state or local governments;

•
our ability to raise sufficient capital and/or take other actions to improve our liquidity position or otherwise meet our liquidity requirements;

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actions by our lenders to accelerate loan balances and foreclose on the hotel properties that are security for our loans if we are unable to make debt service payments or satisfy our other obligations under the forbearance agreements;

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general volatility of the capital markets and the market price of our common and preferred stock;

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general business and economic conditions affecting the lodging and travel industry;

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changes in our business or investment strategy;

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availability, terms and deployment of capital;

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unanticipated increases in financing and other costs, including a rise in interest rates;

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availability of qualified personnel to our advisor;

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changes in our industry and the market in which we operate, interest rates, or local economic conditions;

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the degree and nature of our competition;

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actual and potential conflicts of interest with Ashford Trust, Ashford Inc. and its subsidiaries (including Ashford LLC, Remington Hotels and Premier) and our executive officers and our non-independent director;

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changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

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changes in governmental regulations, accounting rules, tax rates and similar matters;

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our ability to implement effective internal controls to address the material weakness identified in this report;

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the timing or outcome of the SEC investigation (see Risk Factors — “We face risks related to an ongoing Securities and Exchange Commission investigation” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by us in future filings with the SEC);

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legislative and regulatory changes, including changes to the Code and related rules, regulations and interpretations governing the taxation of REITs; and

•
limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes.

When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The matters summarized under “Risk Factors” and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act.
You may review and copy our SEC filings, including the registration statement and its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov. Our SEC filings are also available by accessing our website at www.bhrreit.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or incorporated into any other filing that we submit to the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. We incorporate by reference the documents listed below and any filings made by us in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the original date that we first filed the registration statement of which this prospectus forms a part and prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
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our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021;

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our Current Reports on Form 8-K, filed with the SEC on January 26, 2021, February 4, 2021 and March 19, 2021;

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the description of our common stock included in our Current Report on Form 8-K, filed with the SEC on January 21, 2014;

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the description of the Series B Preferred Stock contained in our registration statement on Form 8-A, filed with the SEC on April 29, 2016, including any amendments and reports filed for the purpose of updating such description; and

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the description of the Series D Preferred Stock contained in our registration statement on Form 8-A, filed with the SEC on November 20, 2018, including any amendments and reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, is automatically updated or superseded if information contained in this prospectus, or information that we later file with the SEC, updates or replaces the statement. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request. Requests should be directed to Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, Attention: Robert G. Haiman (telephone number: (972) 490-9600). You also may obtain copies of these filings, at no cost, by accessing our website at www.bhrreit.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or incorporated into any other filing that we submit to the SEC.
COMPANY OVERVIEW
Our Company
We are an externally-advised Maryland corporation formed in 2013 that invests primarily in high revenue per available room (“RevPAR”) luxury hotels and resorts. High RevPAR, for purposes of our investment strategy, means RevPAR of at least twice the then-current U.S. national average RevPAR for all hotels as determined by Smith Travel Research. Two times the U.S. national average RevPAR was $91 for the year ended December 31, 2020. We have elected to be taxed as a REIT under the Code beginning in the year ended December 31, 2013. We conduct our business and own substantially all of our assets through our operating partnership, Braemar OP.
We operate in the direct hotel investment segment of the lodging industry. As of March 15, 2021, we owned interests in thirteen hotel properties in six states, the District of Columbia and St. Thomas, U.S. Virgin Islands with 3,722 total rooms, or 3,487 net rooms, excluding those attributable to our joint venture partner. The hotel properties in our current portfolio are predominantly located in U.S. urban and resort locations with favorable growth characteristics resulting from multiple demand generators. We own eleven of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated joint venture entity.
We are advised by Ashford LLC, a subsidiary of Ashford Inc., through an advisory agreement. All of the hotel properties in our portfolio are currently asset-managed by Ashford LLC. Asset management functions include acquisition, renovation, financing and disposition of assets, operational accountability of managers, budget review, capital expenditures and property-level strategies as compared to the day-to-day management of our hotel properties, which is performed by our hotel managers. We do not have any employees. All of the advisory services that might be provided by employees are provided to us by Ashford LLC.
We do not operate any of our hotel properties directly; instead we employ hotel management companies to operate them for us under management contracts. On November 6, 2019, Ashford Inc. completed its acquisition of Remington Lodging’s hotel management business from Mr. Monty J. Bennett, chairman of our board of directors, and Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust. Remington Hotels, a subsidiary of Ashford Inc. after November 6, 2019, manages three of our thirteen hotel properties. Third-party management companies manage the remaining hotel properties.
Ashford Inc. also provides other products and services to us or our hotel properties through certain entities in which Ashford Inc. has an ownership interest. These products and services include, but are not limited to project management services, debt placement and related services, audio visual services, real estate advisory services, insurance claims services, hypoallergenic premium rooms, watersport activities, travel/transportation services, mobile key technology and broker-dealer services.
Our principal executive offices are located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.bhrreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

Recent Developments
Privately Negotiated Exchange Transactions
From March 16, 2021 through March 22, 2021, the Company entered into privately negotiated exchange agreements with certain holders of its Series B Preferred Stock in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended. During this period, the Company agreed to exchange a total of 1,297,017 shares of common stock for an aggregate of 416,457 shares of Series B Preferred Stock.
RISK FACTORS
An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.
USE OF PROCEEDS
Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership. Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general corporate purposes, which may include payment of dividends, the repayment of existing indebtedness and capital expenditures for improvements to the properties in our portfolio. Pending application of cash proceeds, we may invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms and provisions of our common stock and preferred stock. It may not contain all the information that is important to you. You can access complete information by referring to our charter and our bylaws, as amended, copies of which are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the MGCL, our charter and our bylaws. Our charter authorizes the issuance of up to 250,000,000 shares of common stock and 80,000,000 shares of preferred stock. As of March 15, 2021, we had issued and outstanding 41,354,593 shares of common stock, 5,031,473 shares of the Series B Preferred Stock, 1,600,000 shares of the Series D Preferred Stock, no shares of Series E Preferred Stock and no shares of Series M Preferred Stock. We have authorized 10,000,000 shares of the Series C Preferred Stock, but no shares of Series C Preferred Stock were issued and outstanding. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. In addition, our charter authorizes our board of directors to classify or reclassify any unissued shares of any series.
Common Stock
Dividends and Our Distribution Policy
Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on liquidation or dissolution of any class or classes of preferred stock.
On March 16, 2020, the Company and its board of directors announced a suspension of its previously disclosed 2020 common stock dividend policy. The Company did not pay a dividend on its common stock for during any quarter of 2020. On December 10, 2020, the Company announced that it plans to continue its suspension of the common stock dividend into 2021 to protect liquidity and will evaluate future dividend declarations on a quarterly basis going forward. The board of directors will continue to review our dividend policy and make announcements with respect thereto. For a discussion of the U.S. federal income tax treatment of distributions to holders of our capital stock, see “Material U.S. Federal Income Tax Considerations”.
Voting Rights
Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class) possess exclusive voting power. There is no cumulative voting in the election of our board of directors. In an uncontested election, directors are elected by a majority of the votes cast by the holders of the outstanding shares of our common stock, the Series E Preferred Stock and the Series M Preferred Stock (voting together as a single class), meaning that a director is elected if the candidate received more votes “for” than the votes “against,” without consideration of abstentions, votes withheld and broker non-votes. In a contested election (where there are more candidates for election than seats to be filled), directors are elected by a plurality of the votes cast.
Other Rights
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, or redemption, have no preemptive rights to subscribe for any securities of our company, and generally have no appraisal rights so long as our common stock is listed on a national securities exchange and except in very limited circumstances involving a merger where our stock is converted into any consideration other than stock of the successor in the merger and in which our directors, officers, and 5% or greater stockholders receive different consideration than stockholders generally. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, shares of our common stock have equal dividend, liquidation and other rights.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of our stockholders.
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.”
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the NYSE under the symbol “BHR.”
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock
We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of authorized shares of common stock, to issue additional authorized but unissued shares of our common stock and to classify or reclassify unissued shares of our common stock and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional authorized share common stock, are available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.
Preferred Stock
Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests.
Terms
If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:
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the title of the series and stated value;

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the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

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the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

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the date from which dividends on the preferred stock will accumulate, if applicable;

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any provisions for a sinking fund;

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any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

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any securities exchange listing;

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any voting rights and powers;

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the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

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a discussion of any material U.S. federal income tax considerations;

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the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Series B Preferred Stock
As of March 15, 2021, there were 5,031,473 shares of the Series B Preferred Stock, with a liquidation preference of $25.00 per share, issued and outstanding. We pay cumulative dividends on the Series B Preferred Stock, when and as authorized by our board of directors, at a rate of 5.50% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $1.375 per share). Dividends on the Series B Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the dividend rate will increase to 7.50% per annum until all accumulated, accrued but unpaid dividends on the Series B Preferred Stock have been paid in full, at which time the dividend rate will revert to 5.50% per annum. The Series B Preferred Stock ranks senior to all classes or series of our common stock and future junior securities, on a parity with each series of our outstanding preferred stock (including the Series D Preferred Stock, the Series E Preferred Stock and the Series M Preferred Stock) and with any future parity securities and junior to future senior securities and to all of our existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up of our affairs. After June 11, 2020, the Company may redeem shares of the Series B Convertible Preferred Stock, in whole or in part, for cash at a redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends. Each outstanding share of Series B Preferred Stock will be convertible at any time at the option of the holder into that number of whole shares of our common stock at an initial conversion price equal to $18.70. In addition, at any time, if the common stock equals or exceeds 110% of the applicable conversion price for 45 consecutive trading days, we have the option to mandatorily convert all or part of the Series B Preferred Stock into common stock at the then applicable conversion ratio, subject to a make-whole payment (as described in the articles supplementary for the Series B Preferred Stock). If we do not exercise our right to redeem the Series B Preferred Stock upon such a change of control, the holders of Series B Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series B Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances, including the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter or the terms of the Series B Preferred Stock that would alter only the contract rights set forth in our charter of the Series B Preferred Stock.
Series D Preferred Stock
As of March 15, 2021, there were 1,600,000 shares of the Series D Preferred Stock, with a liquidation preference of $25.00 per share, issued and outstanding. We pay cumulative dividends on the Series D Preferred Stock, when and as authorized by our board of directors, at a rate of 8.25% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.0625 per share). Dividends on the Series D Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The Series D Preferred Stock ranks senior to all classes or series of our common stock and future junior securities, on a parity with each series of our outstanding preferred stock (the Series B Preferred Stock, the Series E Preferred Stock and the Series M Preferred Stock) and with any future parity securities and junior to future senior securities and to all of our existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up of our affairs. Generally, we are not permitted to redeem the Series D Preferred Stock prior to November 20, 2023, except in limited circumstances relating to our ability to qualify as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary for the Series D Preferred Stock). If we do not exercise our right to redeem the Series D Preferred Stock upon such a change of control, the holders of Series D Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. The Series D Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series D Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances, including the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter or the terms of the Series D Preferred Stock that would alter only the contract rights set forth in our charter of the Series D Preferred Stock.
Series E Preferred Stock
As of March 15, 2021, there were no shares of the Series E Preferred Stock, with a liquidation preference of $25.00 per share, issued and outstanding. Holders of Series E Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series E Preferred Stock at an annual rate of 6.5% of the Stated Value (equivalent of an annual dividend rate of $1.625 per share). We expect to authorize and declare dividends on the shares of Series E Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. Dividends payable on the Series E Preferred Stock for any dividend period (including any dividend period during which any shares of Series E Preferred Stock shall be redeemed) will be computed on the basis of twelve 30-day months and a 360-day year. The Series E Preferred Stock ranks prior or senior to all classes or series of our common stock and any other class or series of equity securities, if the holders of Series E Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series. The Series E Preferred Stock ranks senior to all classes or series of our common stock and future junior securities, on a parity with each series of our outstanding preferred stock (including the Series B Preferred Stock, the Series D Preferred Stock and the Series M Preferred Stock) and with any future parity securities and junior to future senior securities and to all of our existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up of our affairs. If we do not exercise our right to redeem the Series E Preferred Stock upon such a change of control, the holders of Series E Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Series E Preferred Stock entitles the holder to one vote on all matters submitted to a vote by the holders of our common stock, including the election of directors
Series M Preferred Stock
As of March 15, 2021, there were no shares of the Series M Preferred Stock, with a liquidation preference of $25.00 per share, issued and outstanding. Holders of Series M Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series M Preferred Stock at an annual rate of 7.0% of the Stated Value (equivalent to an annual dividend rate of $1.75 per share). Beginning one year from the “date of original issuance” of each share of Series M Preferred Stock, and on each one-year anniversary thereafter for such Series M Preferred Stock, the dividend rate will increase by 0.10% per annum for such share; provided, however, that the dividend rate for any share of Series M Preferred Stock shall not exceed 7.5% per annum. We expect to authorize and declare dividends on the shares of Series M Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time. The Series M Preferred Stock ranks prior or senior to all classes or series of our common stock and any other class or series of equity securities, if the holders of Series M Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series. The Series M Preferred Stock ranks senior to all classes or series of our common stock and future junior securities, on a parity with each series of our outstanding preferred stock (including the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock) and with any future parity securities and junior to any future senior securities (none of which are currently outstanding) and to all our existing and future indebtedness, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs. If we do not exercise our right to redeem the Series M Preferred Stock upon such a change of control, the holders of Series M Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Series M Preferred Stock entitles the holder to one vote on all matters submitted to a vote by the holders of our common stock, including the election of directors.
Restrictions on Ownership and Transfer
To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock and any class of our preferred stock or other class of stock. See “Restrictions on Ownership and Transfer.”
Transfer Agent
The transfer agent and registrar for our common stock, the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series M Preferred Stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the NYSE under the symbol “BHR,” the Series B Preferred Stock is listed on the NYSE under the symbol “BHRPrB” and the Series D Preferred Stock is listed on the NYSE under the symbol “BHRPrD.” The shares of the Series E Preferred Stock and Series M Preferred Stock are not listed on an exchange, and we do not intend to apply to have any such shares listed on an exchange in the future.
Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock
We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of authorized shares of common stock and preferred stock, to issue additional authorized but unissued shares of our common stock and preferred stock and to classify or reclassify unissued shares of our common stock and preferred stock and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional authorized shares of common stock or preferred stock, are available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.
DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of the preferred share represented by such depositary share, to all the rights and preferences of the preferred share, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.
If any series of preferred stock underlying the depositary shares may be converted or redeemed, each record holder of depositary receipts representing the shares of preferred stock being converted or redeemed will have the right or obligation to convert or redeem the depositary shares represented by the depositary receipts.
Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share of the applicable series of preferred stock. If fewer than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.
After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of such shares will end, except the right to receive money, securities or other property payable upon redemption or conversion.
We will pay all fees, charges and expenses of the depositary, including such fees, charges and expenses in connection with the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock, preferred stock, depositary shares, debt securities or units of two or more of these types of securities. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Units
Each prospectus supplement for warrants to purchase common stock, preferred stock, depositary shares or units will describe:

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the title of the warrants;

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the securities for which the warrants are exercisable;

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the price or prices at which the warrants will be issued;

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if applicable, the number of the warrants issued with each share of our common stock or preferred stock, each depositary share, each unit or a specified principal amount of our debt securities;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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any provisions for adjustment of the number or amount of shares of our securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, a discussion of material U.S. federal income tax considerations; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrants to Purchase Debt Securities
Each prospectus supplement for warrants to purchase debt securities will describe:
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the title of the debt warrants;

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the aggregate number of the debt warrants;

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the price or prices at which the debt warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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if applicable, the number of the warrants issued with each share of our preferred stock or common stock, each depositary share, each unit or a specified principal amount of our debt securities;

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if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

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the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

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the maximum or minimum number of the debt warrants which may be exercised at any time;

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if applicable, a discussion of any material U.S. federal income tax considerations; and

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any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase our securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the proper completion and due execution of the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common stock, preferred stock or debt securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Prior to the exercise of any warrants to purchase our securities, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

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in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise; or

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in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus or the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture. As used in this section, “Braemar” refers to Braemar Hotels & Resorts Inc. on an unconsolidated basis and does not include any of its consolidated subsidiaries.
General
The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Braemar and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Braemar and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The indentures will be subject to, and are governed by, the Trust Indenture Act of 1939.
The senior debt securities will be Braemar’s unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures do not limit the amount of debt securities that can be issued under the indentures and provide that debt securities of any series may be issued under the indentures up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

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any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

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the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Braemar;

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the obligation, if any, of Braemar to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

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if other than denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, the denominations in which securities of the series shall be issuable;

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the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities of the series that will be due and payable upon declaration of maturity or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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the terms of any repurchase or remarketing rights;

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if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

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whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Braemar or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Braemar’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

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any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

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any provisions granting special rights to holders when a specified event occurs;

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if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

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with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

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whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

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whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

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if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and

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any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

“Principal” when used in this discussion includes any premium on any series of the debt securities.
Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.
The debt securities may be issued in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers of debt securities will be effected only through, records maintained by the designated depository and its participants.
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any associated tax or other governmental charge.
The indentures require the annual filing by Braemar with the trustee of a certificate as to compliance with certain covenants contained in the indentures.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders of such debt securities. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating to such series.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Form of the Debt Securities
The indentures provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.
Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $2,000 or any integral multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.
Registration, Transfer, Payment and Paying Agent
We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.
There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.
Global Debt Securities
Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.
The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.
Book-Entry Procedures and Settlement
Most offered debt securities will be book-entry, or global, securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will be the only registered holder of these securities.
Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers also may hold interests through a securities intermediary — a bank, brokerage house and other institution that maintains securities accounts for customers — that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.
The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security. In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:
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DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

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we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.
In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.
Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Links may be established among DTC, Clearstream Banking, S.A. (Clearstream) and the Euroclear System (Euroclear) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading. Euroclear and Clearstream are international clearing systems that perform functions similar to those that DTC performs in the United States.
Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.
When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).
Because settlement takes place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., if the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.
The information in this “Book-Entry Procedures and Settlement” section, including any description of the operations and procedures of DTC, Euroclear or Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.
Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
(1)   the indebtedness ranking senior to the debt securities being offered;
(2)   the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and
(3)   the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.
Events of Default
Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:
(1)   default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
(2)   default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)   default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series; or
(4)   default in the performance, or breach, of any other covenant or warranty of Braemar in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or
(5)   certain events of bankruptcy, insolvency or reorganization of Braemar.
Any failure to perform, or breach of, any covenant or agreement by Braemar in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against Braemar for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Braemar by the trustee or to Braemar and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, Braemar will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such securities from and including the 151st day following such notice, until such failure or breach is cured.
Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.
If an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Braemar and, if given by such holders, to the trustee, may declare the unpaid principal of all the debt securities to be due and payable immediately.
The holders of a majority in aggregate principal amount of a series of debt securities, by written notice to Braemar and the trustee may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of such series as and when the same shall become due by the terms of such series. Upon any such waiver, the default covered by such waiver and any event of default arising from such default shall be deemed to be cured for all purposes of the indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.
Merger
Each indenture provides that Braemar may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:

(1)   either (a) Braemar is the continuing company or (b) the successor person expressly assumes all of the obligations of Braemar under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and
(2)   no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.
Satisfaction and Discharge of Indentures
The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.
Modification of the Indentures
Braemar and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:
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to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

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to add an additional obligor on the debt securities or to evidence the succession of another person to Braemar, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Braemar pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to the covenants of Braemar for the benefit of the holders of any outstanding series of debt securities or to surrender any of Braemar’s rights or powers under the indenture;

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to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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to secure the debt securities of any series;

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to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Braemar shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

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to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

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to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Braemar and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:
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extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount of such debt securities or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity of such debt securities;

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reduce the rate of or extend the time for payment of interest on any debt security of any series;

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reduce the premium payable upon the redemption of any debt security;

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make any debt security payable in currency other than that stated in the debt security;

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impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

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modify the subordination provisions applicable to any debt security or any related guarantee in a manner materially adverse to the holder of such debt security; or

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reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.
It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.
Defeasance and Discharge of Obligations
Braemar’s obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption “— Covenant Defeasance” if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by Braemar by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.
Notwithstanding the above, Braemar may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities: to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.
Braemar also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities: to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.
Covenant Defeasance
Upon compliance with specified conditions, Braemar will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, Braemar’s obligations with respect to a series of debt securities will be discharged. These conditions are:
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Braemar irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Braemar under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the indenture, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

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Braemar delivers to the trustee an officer’s certificate stating that all specified conditions precedent relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

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no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

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Braemar shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of Braemar’s exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

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such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

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such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Braemar pursuant to the indenture.

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders to purchase shares of our common stock or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.
We will provide in a prospectus supplement the following terms of the rights being issued:
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the date of determining the stockholders entitled to the rights distribution,

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the aggregate number of shares of our common stock or other securities purchasable upon exercise of the rights,

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the exercise price,

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the aggregate number of rights issued,

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the date, if any, on and after which the rights will be separately transferable,

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the date on which the right to exercise the rights will commence, and the date on which the right will expire,

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a discussion of certain U.S. federal income tax considerations applicable to the rights, and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities or the number of shares of our common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. After we receive payment and the rights certificate is properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.
While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General
We may issue units consisting of common stock, preferred stock, depositary shares, warrants, debt securities, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including the following:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.
RESTRICTIONS ON OWNERSHIP AND TRANSFER
The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, as amended and supplemented from time to time, including any articles supplementary relating to any class or series of preferred stock offered pursuant to this prospectus. A copy of our existing charter is filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter relating to a class or series of securities offered pursuant to this prospectus will be filed with the SEC and will be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information.”
In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of the outstanding shares of our capital stock, actually or constructively own 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), other than a taxable REIT subsidiary (“TRS”), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or (ii) 9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company. We refer to this restriction as the “ownership limit.”
The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or a class of our preferred stock and thereby subject the common stock or preferred stock to the ownership limit.
Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).
As a condition of any waiver, our board of directors may require an opinion of counsel or an Internal Revenue Service private letter ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.
In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our capital stock equals or falls below the decreased ownership limit (unless the decrease is as a result of a retroactive change in existing law, in which case such change shall be effective immediately), but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.5% of the value of our outstanding capital stock.
Our charter provisions further prohibit:
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any person from actually or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

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any person from beneficially or constructively owning our stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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any person from beneficially or constructively owning or transferring our stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us or with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.
Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accept(s) such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.
Our charter also provides that “Benefit Plan Investors” (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute “Publicly Offered Securities” (as defined in our charter).

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.
All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.
These ownership limits could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price over the then-prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.
MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following is a summary of material provisions of Maryland law and of our charter and bylaws. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The Board of Directors
Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL and not more than 15. Our charter provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Under our charter, cause means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty.
Pursuant to our charter, members of our board of directors serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, all of the members of our board of directors will be elected if the votes cast for such directors exceed the votes cast against such directors (with abstentions and broker non-votes not counted as votes for or against a nominee’s election), provided that a plurality voting standard will be applicable in the case of a contested election. Pursuant to our charter, for so long as Ashford Advisor serves as our external advisor, we are required to include two persons designated by Ashford Advisor as candidates for election as director at any stockholder meeting at which directors are elected.
Business Combinations
Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include, in circumstances specified in the statute, certain mergers, consolidations, statutory share exchanges, certain transfers of assets, certain stock issuances or transfers, certain liquidation plans, and certain reclassifications, in each case involving interested stockholders or their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder of a corporation as:
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any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock, voting together as a single group; and

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two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.
The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.
Our charter includes a provision opting out of the business combination/moratorium provisions of the MGCL. Consequently, the five-year moratorium and the super-majority vote/fair price requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.
Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. Consequently, the control share acquisitions statute will not apply unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.
MGCL Title 3, Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require that the number of directors be fixed only by our board of directors and require, unless called by the Chairman of our board of directors, our president or chief executive officer or a majority of our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. Our board of directors has adopted a resolution that makes an election prohibiting us from making any of the elections permitted by Subtitle 8 unless such election is first approved by a stockholder vote.
Amendment to Our Charter and Bylaws
Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. Our charter provides that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.
Dissolution of Our Company
The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Special Meetings of Stockholders
Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
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with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon, including nominations of persons for election to our board of directors, will be those properly brought before the annual meeting:

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pursuant to our notice of the meeting;

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by, or at the direction of, our board of directors; or

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by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

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with respect to a special meeting of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders; and

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with respect to a special meeting of stockholders, nominations of persons for election to our board of directors may be made only:

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by, or at the direction of, our board of directors; or

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by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year’s annual meeting of stockholders. For a stockholder seeking to nominate a candidate for our board of directors, the notice must include all information regarding the nominee that would be required in connection with the solicitation for the election of such nominee, including name, address, occupation and number of shares held. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.
No Stockholder Rights Plan
We do not have, and we do not intend to adopt, a stockholder rights plan unless our stockholders approve in advance the adoption of a plan. If our board of directors adopts a plan for our company, we will submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The provisions restricting ownership and transfer of our stock in our charter, as well as the advance notice provisions of our bylaws could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. In addition, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deterring, or preventing a transaction or a change of control of us. See “Restrictions on Ownership and Transfer,” “Description of Common Stock — Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock” and “Description of Preferred Stock — Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock.” Further, our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees.
If our charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, or if our stockholders approve any election under the provisions of Title 3, Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Our charter and the Amended Partnership Agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
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an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

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was committed in bad faith; or

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was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
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a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.
Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.
The Amended Partnership Agreement provides that we, as the general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See “Partnership Agreement — Exculpation and Indemnification of the General Partner.”
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
PARTNERSHIP AGREEMENT
Management
Braemar Hospitality Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited Partnership Units in this partnership. As of March 15, 2021, we owned, through wholly-owned subsidiaries, approximately 90.1% of the partnership interests in our operating partnership and the limited partners of Braemar OP owned the remaining approximately 9.9% of the partnership interests in our operating partnership on a fully diluted basis. In the future, we may issue additional interests in our operating partnership to third parties.
Pursuant to the Amended Partnership Agreement, we, as the sole managing member of the general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of limited Partnership Units.
Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.
The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of our operating partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of our operating partnership or being liable for any resulting breach of our duties to the limited partners.
Transferability of Interests
General Partner.   The Amended Partnership Agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:
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in connection with a merger of our operating partnership, a sale of substantially all of the assets of our operating partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

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in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to our operating partnership and assumes the duties of the general partner under the Amended Partnership Agreement.

Limited Partner.   The Amended Partnership Agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the Partnership Units held by limited partners without our consent, which we may give or withhold in our sole discretion. However, an individual partner may donate his units to his immediate family or a trust wholly-owned by his immediate family, without our consent. The Amended Partnership Agreement contains other restrictions on transfer if, among other things, that transfer:
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would cause us to fail to comply with the REIT rules under the Code; or

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would cause our operating partnership to become a publicly-traded partnership under the Code.

Capital Contributions
The Amended Partnership Agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the Amended Partnership Agreement, we will be obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership’s and our best interests.
The Amended Partnership Agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional Partnership Units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contribution and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.
The operating partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.
Redemption Rights
Under the Amended Partnership Agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its common units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of our common stock. The purchase price for the common units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of common units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion. The common units issued to the limited partners generally may be redeemed at any time after the first anniversary of their issuance.
In all cases, however, no limited partner may exercise the redemption right for fewer than 2,000 partnership units or, if a limited partner holds fewer than 2,000 Partnership Units, all of the Partnership Units held by such limited partner.
Certain of our executive officers may elect to receive a special class of Partnership Units in our operating partnership referred to as LTIP Units pursuant to the Second Amended and Restated 2013 Equity Incentive Plan. LTIP Units vest over a number of years and whether vested or not, generally receive the same treatment as common units of our operating partnership, with the key difference being, at the time of the award, LTIP Units do not have full economic parity with common units but can achieve such parity over time. The LTIP Units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of the price it was trading on the date of the LTIP Unit issuance. More specifically, LTIP Units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the Amended Partnership Agreement, for our operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP Units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP Units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP Units are not redeemable.
As of March 15, 2021, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units is 3,632,791. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.
Conversion Rights
The holders of the LTIP Units will have the right to convert vested LTIP Units into ordinary common units on a one-for-one basis at any time after such LTIP Units have achieved economic parity with the common units. As of March 15, 2021, there were 888,043 LTIP Units outstanding, including those eligible for vesting upon satisfaction of certain performance criteria, approximately 480,096 of which have reached full economic parity with, and, upon vesting will be convertible into, the common units. No other limited partners have any conversion rights.
Operations
The Amended Partnership Agreement requires the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.
In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include:
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all expenses relating to our continuity of existence;

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all expenses relating to offerings and registration of securities;

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all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

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all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

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all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions
The Amended Partnership Agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.
Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.
Allocations
Profits and losses of our operating partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder.
Amendments
Generally, we, as sole managing member of the sole general partner of our operating partnership, may amend the Amended Partnership Agreement without the consent of any limited partner to clarify the Amended Partnership Agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the Amended Partnership Agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of at least two-thirds of the limited Partnership Units. Other amendments require approval of the general partner and holders of 50% of the limited Partnership Units.
In addition, the Amended Partnership Agreement may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to our operating partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary’s obligation as general partner of the partnership. In such case, the surviving entity will amend the Amended Partnership Agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a Partnership Unit (such method to approximate the existing method as much as possible).
Exculpation and Indemnification of the General Partner
The Amended Partnership Agreement provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.
In addition, the Amended Partnership Agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of our operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, or in which any indemnitee may be subpoenaed or otherwise requested to provide documents, testimony or information, unless it is established that:
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the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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the indemnitee actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The Amended Partnership Agreement requires our operating partnership advance an indemnitee all reasonable expenses (including without limitation attorneys’ fees, costs, expenses and disbursements) incurred by an indemnitee who is a party to or is otherwise involved in, or is subpoenaed or otherwise requested to provide documents, testimony or information in connection with, any civil, criminal, administrative or arbitrative action, suit, inquiry, investigation or proceeding in advance of the final disposition of such action, suit, inquiry, investigation or proceeding upon receipt by the operating partnership of (i) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the operating partnership under the Amended Partnership Agreement has been met, and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. Each such advancement of expenses shall be made within five (5) business days after the receipt by the operating partnership of a written request for advancement of expenses.
No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.
Term
The partnership has a perpetual life, unless dissolved upon:
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the general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

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the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

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the redemption of all Partnership Units (other than those held by us, if any); or

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an election by us in our capacity as the sole owner of the general partner.

Tax Matters
The general partner is the partnership representative of the operating partnership. We have the authority to make tax elections under the Code on behalf of the partnership. The net income or net loss of the operating partnership is generally allocated to us and the limited partners in accordance with our and their respective percentage interests in the partnership, subject to compliance with the provisions of the Code.
DISTRIBUTION POLICY
See “Description of Capital Stock — Common Stock — Dividends and Our Distribution Policy” for further information on our distribution policy. To qualify as a REIT, we must distribute to our stockholders an amount at least equal to:
(i)   90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain (which does not necessarily equal net income as calculated in accordance with GAAP; plus
(ii)   90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Code; less
(iii)   any excess non-cash income (as determined under the Code). See “Material U.S. Federal Income Tax Considerations.”
Distributions made by us are authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and are dependent upon a number of factors, including restrictions under applicable law, actual and projected financial condition, liquidity, EBITDA, funds from operations and results of operations, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements and such other factors as our board of directors deems relevant. For more information regarding risk factors that could materially and adversely affect our ability to make distributions, please see “Risk Factors.” We expect that, at least initially, our distributions may exceed our net income under GAAP because of non-cash expenses included in net income. To the extent that our cash available for distribution is less than 90% of our REIT taxable income, we may consider various means to cover any such shortfall, including borrowing under our secured revolving credit facility or other loans, selling certain of our assets or using a portion of the net proceeds we receive from this or future offerings of equity, equity-related or debt securities or declaring taxable stock dividends. In addition, our charter allows us to issue preferred stock that could have a preference on distributions, including the Series B Preferred Stock. The distribution preference on the Series B

Preferred Stock and any additional preferred stock we may issue could limit our ability to make distributions to the holders of our common stock. We cannot assure you that our distribution policy will not change in the future.
Distributions in excess of a stockholder’s allocable share of our current and accumulated earnings and profits will not be taxable to a taxable U.S. stockholder under current U.S. federal income tax law to the extent those distributions do not exceed the stockholder’s adjusted tax basis in his or her shares, but rather will reduce the adjusted basis of the shares. In that case, the gain (or loss) recognized on the sale of those shares or upon our liquidation will be increased (or decreased) accordingly. To the extent those distributions exceed a taxable U.S. stockholder’s adjusted tax basis in his or her shares, they generally will be treated as a gain realized from the taxable disposition of those shares. The percentage of distributions to our stockholders that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to holders of our capital stock, see “Material U.S. Federal Income Tax Considerations.”
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to a prospective holder of our capital stock. The discussion does not address (i) U.S. federal taxes other than income taxes, or (ii) state, local or non-U.S. taxes. The discussion also does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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financial institutions or broker-dealers;

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tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”);

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passive foreign investment companies or controlled foreign corporations;

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persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Holders of Stock”);

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investors who hold or will hold our capital stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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investors subject to federal alternative minimum tax;

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investors that have a principal place of business or “tax home” outside the United States;

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investors whose functional currency is not the United States dollar;

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U.S. expatriates;

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investors subject to special rules under Code Section 892;

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persons who mark-to-market our capital stock;

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subchapter S corporations;

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trusts and estates;

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regulated investment companies and REITs; and

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persons who receive our capital stock through the exercise of employee stock options or otherwise as compensation.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our capital stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our capital stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our capital stock by the partnership.

This summary assumes that stockholders will hold our capital stock as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.
The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. Except for the private letter ruling we received on October 17, 2019 with respect to the eligible independent contractor status of certain subsidiaries of Ashford Inc., we have not received any rulings from the IRS concerning our qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our capital stock and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.
Taxation of Our Company
We have elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. Additionally, under applicable Treasury Regulations, if Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Ashford Trust’s failure to qualify as a REIT was subject to relief as described below under “— Failure to Qualify,” we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Ashford Trust failed to qualify. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.
In connection with this prospectus, Locke Lord LLP will issue an opinion to us to the effect that, commencing with our short taxable year ended December 31, 2013 through December 31, 2020, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2021 and thereafter. Locke Lord LLP’s opinion will be based upon customary assumptions, will be conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the prior and future conduct of our business, and is not binding upon the IRS or any court. In addition, Locke Lord LLP’s opinion is based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively.
Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Locke Lord LLP will have reviewed those matters in connection with its opinion, Locke Lord LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Locke Lord LLP’s opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a C corporation. However, we will be subject to federal tax in the following circumstances:
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We will pay U.S. federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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Under certain circumstances and for taxable years beginning before January 1, 2018, we may be subject to the alternative minimum tax on items of tax preference.

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We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder (as defined below under “— Taxation of Taxable U.S. Holders of Stock”) would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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If we acquire any asset from a C corporation, a corporation that has been a C corporation or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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We will incur a 100% excise tax on certain transactions with a TRS that are not conducted on an arm’s-length basis and we will incur such 100% excise tax if it is determined that we have been undercharged for certain services provided by a TRS.

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If we fail to satisfy certain asset tests, described below under “— Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

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We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for REIT Qualification
A REIT is a corporation, trust, or association that meets the following requirements:
1.   it is managed by one or more trustees or directors;
2.   its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;
3.   it would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws;
4.   it is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;
5.   at least 100 persons are beneficial owners of its shares or ownership certificates;
6.   no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the U.S. federal income tax laws to include certain entities, during the last half of each taxable year;
7.   it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
8.   it uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws;
9.   it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and
10.   it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.
We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 applied to us beginning with our taxable year ended December 31, 2014.
After the issuance of common stock pursuant to the spin-off, we had issued sufficient common stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in “Description of Common Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a “Partnership” and, together, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Taxable REIT Subsidiaries
Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in “— Interest Deduction Limitation.” The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an “eligible independent contractor.” Overall, no more than 20% (25% with respect to taxable years beginning before

January 1, 2018) of the value of a REIT’s assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs, except that the Ritz Carlton St. Thomas hotel is owned by one of our TRSs. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section entitled “Taxable REIT Subsidiaries.”
Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets;

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income derived from the temporary investment of new capital or “qualified temporary investment income,” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and

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income and gain derived from foreclosure property, as defined below under “— Foreclosure Property.”

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in “— Foreign Currency Gain.” In addition, income and gain from “hedging transactions,” as defined in the section below entitled “— Hedging Transactions,” that we enter into, or have entered into, will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from “hedging transactions” apply to income arising from transactions that we enter into, or have entered into, primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property.   Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
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First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more by vote or value of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an “eligible independent contractor” to operate such facility or property on its behalf.

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Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.” If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.
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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

Pursuant to percentage leases, our TRSs lease each of our properties (other than the Ritz Carlton St. Thomas hotel, which is owned by one of our TRSs). The percentage leases provide that our TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.
In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
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the property owner’s expectation of receiving a pre-tax profit from the lease;

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the intent of the parties;

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the form of the agreement;

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the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

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the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

In addition, U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:
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the service recipient is in physical possession of the property;

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the service recipient controls the property;

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the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;
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the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

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the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

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the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.
We believe that our percentage leases will be treated as true leases for U.S. federal income tax purposes. Such belief is based, in part, on the following facts:
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the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

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our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

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our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

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our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

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our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

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our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) our TRSs’ use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

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our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

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our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

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the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

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the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

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each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and

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upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for U.S. federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:
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are fixed at the time the percentage leases are entered into;

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are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe (and have represented to Locke Lord LLP in connection with its opinion) that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate (and have represented to Locke Lord LLP in connection with its opinion) that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross receipts or gross sales, as described above.
Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more by vote or by value of the stock of any corporate lessee or 10% or more by vote or by value of the assets or net profits of any non-corporate lessee (a “related party tenant”) other than a TRS. All of our hotels are leased to TRSs (other than those owned by a TRS). In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more by vote or by value of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more by vote or by value of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more by vote or by value of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.
As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Taxable REIT Subsidiaries.”
Our TRSs have engaged third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees.
A third requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.
A fourth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through a TRS or an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.
If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.”
In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under “— Failure to Satisfy Gross Income Tests” is available to us.
In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.
Interest.   The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
Dividends.   Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
COD Income.   From time-to-time, we and our subsidiaries may recognize cancellation of indebtedness income (“COD income”) in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.
Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity’s business. There are safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

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for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, for taxable years beginning after December 31, 2015, through a TRS.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or, for taxable years beginning after December 31, 2015, use a TRS to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.
Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be “clearly identified,” (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified “substantially contemporaneously” with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, for taxable years ending after December 31, 2015, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.
We have entered into certain derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We may contribute non-qualifying derivatives into our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to federal income taxation.
Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:
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First, at least 75% of the value of our total assets must consist of:

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cash or cash items, including certain receivables;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

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for taxable years beginning after December 31, 2015, interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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for taxable years beginning after December 31, 2015, personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under “— Rents From Real Property”;

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stock in other REITs;

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for taxable years beginning after December 31, 2015, debt issued by publicly offered REITs; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

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Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote test or the 10% value test, respectively.

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Fourth, no more than 20% (25% with respect to our taxable years beginning before January 1, 2018) of the value of our total assets may consist of the securities of one or more TRSs.

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Fifth, for taxable years beginning after December 31, 2015, no more than 25% of the value of our total assets may consist of certain debt issued by publicly offered REITs.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.
For purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate.

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Any “section 467 rental agreement,” other than an agreement with a related party tenant.

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Any obligation to pay “rents from real property.”

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Certain securities issued by governmental entities.

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Any security issued by a REIT.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

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the sum of certain items of non-cash income.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— Taxation of Our Company”.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our U.S. federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Holders of Stock — Distributions.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.
It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Furthermore, generally for taxable years beginning after December 31, 2017, subject to certain exceptions, generally we must accrue income for U.S. federal income tax purposes no later than the time when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.
We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. In accordance with guidance issued by the IRS, a publicly traded REIT should generally be eligible to treat a distribution of its own stock as fulfilling its REIT distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the REIT (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20% (10% for distributions declared on or after April 1, 2020, and on or before December 31, 2020)), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock. As a result, a U.S. holder (as defined below) may incur a tax liability with respect to such dividends in excess of any cash received. With respect to non-U.S. holders (as defined below), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.
For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Interest Deduction Limitation
Commencing in taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. However, for any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforward and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. We have made this election and as a consequence, depreciable real property (including certain improvements) held by us must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.
Recordkeeping Requirements
To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”
If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax (for taxable years beginning before January 1, 2018). In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders with respect to our stock. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. If we fail to qualify as a REIT, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. holders that are individuals, trusts or estates would not be able to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Holders of Stock
The term “U.S. holder” means a holder of our capital stock that for U.S. federal income tax purposes is a “U.S. person.” A U.S. person means:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Distributions
As long as we qualify as a REIT, (1) a taxable U.S. holder of our capital stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our capital stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to an individual U.S. holder generally will not qualify for the reduced rate of U.S. federal income tax applicable to “qualified dividend income.” Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the U.S. federal income tax rate applicable to ordinary income. However, for taxable years beginning before January 1, 2026, generally U.S. holders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Notwithstanding the preceding, the U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate U.S. federal income tax (e.g., to the extent that we distribute less than 100% of our REIT taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.
A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would be entitled to a credit or refund for its proportionate share of the U.S. federal income tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal income tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such U.S. holder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, if we actually pay the dividend during January of the following calendar year.
U.S. holders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally, provided that our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income, temporarily suspended for taxable years beginning before January 1, 2021 under the CARES Act (determined without regard to the deduction for dividends paid). Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. holders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.
We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Disposition of Capital Stock; Redemption of Preferred Stock
Subject to the discussion below regarding Code Section 302, in general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.
A redemption of our Preferred Stock will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s stock interest in our company, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine the appropriate tax treatment. If a redemption of Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the U.S. holder. The U.S. holder’s adjusted tax basis in such redeemed Preferred Stock would be transferred to the holder’s remaining stockholdings in our company. If, however, the U.S. holder has no remaining stockholdings in our company and does not take certain actions to ensure that the redemption is not treated as a distribution that is taxable as a dividend, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.
If a redemption of shares of Preferred stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above.
Conversion of Convertible Preferred Stock
Conversion Solely for Common Stock.   A U.S. holder generally will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of convertible Preferred Stock, except to the extent of common stock received on account of accrued and unpaid dividends that have not previously been included in income as described below. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the convertible Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash and subject to downward adjustment, if any, described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Preferred Stock was held prior to conversion.
Cash received in lieu of a fractional shares of common stock will generally be treated as a payment in a taxable exchange for such fractional shares of common stock, and gain or loss will generally be recognized in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis allocable to the fractional shares of common stock.

We expect to take the position that any accumulated and unpaid dividends paid upon conversion of convertible Preferred Stock will be includable in income in the manner described under “— Distributions” above. Alternatively, such payment may be treated as having been made in connection with a recapitalization of our stock, in which case a U.S. holder generally would not recognize loss, but would recognize gain (which, under certain circumstances, would be includable in income in the manner described under “— Disposition of Capital Stock; Redemption of Preferred Stock” above), if any, on convertible Preferred Stock so converted, in an amount equal to the lesser of the amount of (i) the cash received or (ii) gain realized (i.e., the excess, if any, of the fair market value of the common stock received plus the cash received, over the adjusted basis in the convertible Preferred Stock converted). Prospective investors should consult their tax advisors regarding the tax treatment of accumulated and unpaid dividends paid upon conversion.
Conversion for Part Common Stock and Part Cash.   We may make an additional cash payment to a holder upon a conversion of convertible Preferred Stock representing future dividends. Accordingly, upon a conversion, a holder may receive solely common stock or a combination of cash and common stock. Any cash or common stock received on account of accrued and unpaid dividends that have not previously been included in income will be taxed as described above in “— Conversion Solely for Common Stock.” However, other than with respect to such cash or common stock received on account of accrued and unpaid dividends, in the event that we deliver common stock and cash upon a conversion of convertible Preferred Stock, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion could be treated as a single recapitalization or as a conversion in part and a taxable redemption in part, as briefly discussed below.
Treatment as a Recapitalization.   If we pay a combination of cash and common stock in exchange for convertible Preferred Stock upon conversion, the exchange may be treated as a recapitalization. In such case, the U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange over (B) such U.S. holder’s adjusted tax basis in the convertible Preferred Stock, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which would be treated as described above in “— Conversion Solely for Common Stock”). Notwithstanding the foregoing, any common stock received on account of accrued and unpaid dividends that has not previously been included in income will be treated as a dividend. Any gain recognized should be treated as capital gain except to the extent it has the effect of a distribution of a dividend. If the exchange has the effect of the distribution of a dividend, then the gain recognized upon the exchange, as determined above, will be treated as a dividend to the extent of the U.S. holder’s ratable share of our earnings and profits. The remainder of the gain will be a capital gain and will be long-term if the holding period exceeds one year. For purposes of determining whether a U.S. holder’s gain will be treated as a dividend, stock (including our common stock) owned by such U.S. holder actually and constructively through attribution rules, will be taken into account.
The tax basis of the shares of common stock received upon a recapitalization (including any basis allocable to any fractional share a U.S. holder is treated as exchanging as described above in “— Conversion Solely for Common Stock”) would equal the adjusted tax basis of the convertible Preferred Stock that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s holding period for shares of common stock would include the period during which the U.S. holder held the convertible Preferred Stock.
Alternative Treatment as Part Conversion and Part Redemption.   If the conversion of convertible Preferred Stock into cash and common stock were not treated as a single recapitalization, the conversion could be treated as in part a conversion into common stock and in part a separate redemption of the remaining convertible Preferred Stock surrendered in the conversion. In that event, the portion converted into common stock would be treated as described above in “— Conversion Solely for Common Stock.” The portion converted into cash would be treated as described above in “— Disposition of Capital Stock; Redemption of Preferred Stock.”

Adjustment of Conversion Rate of Convertible Preferred Stock
Under certain circumstances, adjustments (or failure to make adjustments) to the conversion rate of convertible Preferred Stock may result in constructive distributions under Section 305(c) of the Code to the U.S. holders of such convertible Preferred Stock or other stockholders includable in income in the manner described under “— Distributions” above, if and to the extent that certain adjustments (or failure to make adjustments) in the conversion rate increase the proportionate interest of a stockholder in our earnings and profits. Thus, under certain circumstances, a U.S. holder may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the conversion rate are made in accordance with the terms of such convertible Preferred Stock.
Capital Gains and Losses.
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% U.S. federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay U.S. federal income tax on its net capital gain at ordinary corporate U.S. federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Medicare Tax.
A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). With respect to ordinary REIT dividends received by non-corporate taxpayers, the temporary 20% deduction described above in “— Distributions.” is allowed only for regular income tax purposes and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our capital stock.
Information Reporting Requirements and Backup Withholding.
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at the rate of 24% with respect to distributions unless such holder:
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comes within certain exempt categories and, when required, demonstrates this fact; or

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provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders of Stock.”
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, certain entities that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:
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the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Taxation of Our Company — Requirements for REIT Qualification”); and

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either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Although there can be no assurance that we will not become one in the future, we do not believe that our Company is currently a pension-held REIT.
Taxation of Non-U.S. Holders of Stock
The rules governing U.S. federal income taxation of non-U.S. holders of our capital stock are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our capital stock. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our capital stock, including any reporting requirements.
Distributions.
The portion of a distribution that is received by a non-U.S. holder that we do not designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits, as well as any other payment that is treated as a dividend as described above under “Taxation of Taxable U.S. Holders of Stock,” will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:
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a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent; or

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the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that the distribution is effectively connected income.

If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.
Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
If our stock constitutes a United States real property interest, as defined below, unless (1) we are a “domestically-controlled qualified investment entity,” as defined below, (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution or (3) the distribution is with respect to stock held by a “qualified shareholder,” including stock held indirectly through one or more partnerships (to the extent not held by an “applicable investor”), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A “qualified shareholder” is generally defined as a foreign person that (i) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the New York Stock Exchange or NASDAQ Stock Market and such class of limited partnership units’ value is greater than 50% of the value of all the partnership units; (ii) is a “qualified collective investment vehicle,” and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, holds directly 5% or more of the class of interest described in clause (i) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that shareholder of an “applicable investor,” generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of “United States real property interests”

under special provisions of the U.S. federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is generally taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common stock has been regularly traded on an established securities market in the United States since the completion of the spin-off. Certain classes of our preferred stock are currently traded on an established securities market in the United States. If our common stock or any class of our preferred stock, as applicable, is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest will retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and will be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.
Disposition of Capital Stock; Redemption of Preferred Stock
Except as discussed below, gain on a sale of our capital stock by a non-U.S. holder generally will not be subject to U.S. taxation.
Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of a class of our capital stock if shares of such class of our capital stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, shares of our capital stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our capital stock as long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of our common stock or a class of Preferred

Stock, as applicable, will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our common stock or such class of Preferred Stock, as applicable, if such non-U.S. holder owned, actually or constructively, 10% or less of our common stock or such class of Preferred Stock, as applicable, at all times during a specified testing period if the common stock or such class of Preferred Stock, as applicable, is “regularly traded” on an established securities market, or, if such non-U.S. holder is a “qualified shareholder” (to the extent not allocable to an applicable investor). As noted above, our common stock has been regularly traded on an established securities market since immediately following the separation and distribution and certain classes of our preferred stock are currently regularly traded on an established securities market in the United States. If the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.
If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
A redemption of shares of Preferred Stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. See “— Taxable U.S. Holders of Stock — Disposition of Capital Stock; Redemption of Preferred Stock.” If a redemption of shares of Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions” above. If a redemption of shares of Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above. Non-U.S. holders may be able to get a refund of such withholding taxes by filing a U.S. tax return.
Conversion of Convertible Preferred Stock
As a general rule, a non-U.S. holder will not recognize any gain or loss upon the conversion of the convertible Preferred Stock, except (i) to the extent of common stock received on account of accrued and unpaid dividends that has not previously been included in income, and other amounts received that are treated as dividends as described above under “— Taxable U.S. Holders of Stock — Conversions of Convertible Preferred Stock,” each of which will be taxed as described above under “— Distributions,” and (ii) with respect to any cash received in lieu of a fractional share and other amounts treated as being received in redemption of the convertible Preferred Stock as described above under “— Taxable U.S. Holders of Stock — Conversions of Convertible Preferred Stock,” each which will be taxed as described above under “— Disposition of Capital Stock; Redemption of Convertible Preferred Stock.”
Any accumulated and unpaid dividends paid upon conversion of a convertible Preferred Stock will be includable in income as a distribution in the manner described above under “— Distributions.” Accordingly, we will withhold on any accumulated and unpaid dividends that are paid to a non-U.S. holder in the manner described above under “— Distributions.” Prospective investors should consult their tax advisors regarding the tax treatment of accumulated and unpaid dividends paid upon conversion.

Adjustment of Conversion Rate of Convertible Preferred Stock
As described above under “— Taxable U.S. Holders of Stock — Adjustment of Conversion Rate of Convertible Preferred Stock,” adjustments in the Conversion Rate (or failures to adjust the Conversion Rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above under “— Distributions.” U.S. federal withholding tax due with respect to such distributions may be set off against subsequent payments on the convertible Preferred Stock.
Information Reporting Requirements and Backup Withholding
Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply at a rate of 24%, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability (which might entitle such non-U.S. holder to a refund), provided that the required information is timely furnished to the IRS.
Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Foreign Accounts Tax Compliance Act Withholding
Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends), and (subject to the proposed Treasury Regulations below) the gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or disposition of our capital stock after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.

Tax Aspects of Our Investments in the Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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is treated as a partnership under Treasury regulations relating to entity classification (the “check-the-box regulations”); and

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is not a “publicly-traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) for U.S. federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).
Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.
We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for U.S. federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT. See “— Taxation of Our Company — Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Taxation of Our Company —  Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. Under partnership audit rules that became effective for tax years beginning in 2018, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We will have the authority to utilize, and intend to utilize, any exceptions available under such audit rules (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.
Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with the separation and distribution, appreciated property was acquired by our operating partnership or one of its subsidiaries in exchange for common units. Our operating partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our operating partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This will result in lower depreciation deductions with respect to the portion of our operating partnership’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.
The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. We have elected to use the “traditional method” to account for book-tax differences. Under the traditional method, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest.   Our adjusted tax basis in our partnership interest in a Partnership (including our operating partnership) generally is equal to:
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the amount of cash and the basis of any other property contributed by us to such Partnership;

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increased by our allocable share of such Partnership’s income and gains and our allocable share of indebtedness of such Partnership; and

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reduced, but not below zero, by our allocable share of such Partnership’s losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of such Partnership.

If the allocation of our distributive share of a Partnership’s loss would reduce the adjusted tax basis of our partnership interest in such Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that a Partnership’s distributions, or any decrease in our share of the indebtedness of such Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to our Operating Partnership.   To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for U.S. federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.
Sale of a Partnership’s Property
Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Taxation of Our Company — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Taxable REIT Subsidiaries
We own 100% of the stock of more than one TRS, one of which has multiple subsidiaries (at least one of which is a TRS), and an indirect interest in another TRS that has TRS subsidiaries. A TRS is a fully taxable corporation for which a TRS election is properly made and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in “— Interest Deduction Limitation.” A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% with respect to taxable years beginning before January 1, 2018) of the value of our assets may consist of the securities of TRSs.
A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:
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such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS;

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such person does not own, directly or indirectly, more than 35% of our stock;

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no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

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we do not directly or indirectly derive any income from such person.

A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.
We have formed and made a timely election with respect to each of our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.
State and Local Taxes
We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our capital stock.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective investors are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

PLAN OF DISTRIBUTION
We may offer and sell the securities described in this prospectus:
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through agents;

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through one or more underwriters or dealers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers (through a specific bidding or auction process or otherwise);

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

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through a combination of any of these methods of sale; or

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at a fixed exchange ratio in return for other of our securities.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices relating to the prevailing market prices; or

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at negotiated prices.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.
If the applicable prospectus supplement so indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.
We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an underwriter, as that term is defined in the Securities Act with respect to any sales effected through an “at the market” offering.
Unless indicated in the applicable prospectus supplement, any series of securities issued under this prospectus, other than common stock, will be a new issue of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the NYSE. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.
In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

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Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

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Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Cadwalader, Wickersham & Taft LLP will rely on the opinion of Hogan Lovells US LLP as to all matters of Maryland law. Certain legal tax matters, including our status as a REIT for U.S. federal income tax purposes, will be passed upon for us by Locke Lord LLP. Certain matters may be passed upon by counsel for the underwriters named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.